Exhibit (h)(9)

John Hancock Variable Trust Advisers LLC 200 Berkeley Street Boston, MA 02116

December 9, 2021

To the Trustees of:

John Hancock Variable Insurance Trust

200 Berkeley Street

Boston, MA 02116

Re: Advisory Fee Waiver Agreement

With reference to the Amended and Restated Advisory Agreement dated September 26, 2008, as amended, entered into by and between John Hancock Variable Trust Advisers LLC (the “Adviser”) and John Hancock Variable Insurance Trust (the “Trust”), on behalf of each series of the Trust (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:

1.       The Adviser agrees to waive its advisory fee for each Fund and, to the extent necessary, bear other expenses, as set forth in the Appendix attached hereto. As noted in the Appendix, certain waivers are voluntary and may be terminated at any time by the Adviser upon notice to the Trust.

2.       We understand and intend that you will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statements on Form N-1A for the Trust and the Fund with the Securities and Exchange Commission and in accruing the Fund’s expenses for purposes of calculating its net asset value per share and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit you so to rely.

Very truly yours,

JOHN HANCOCK VARIABLE TRUST ADVISERS LLC		ACCEPTED BY: JOHN HANCOCK VARIABLE INSURANCE TRUST

By:	/s/ Jeffrey H. Long	By:	/s/ Charles A. Rizzo
Name:	Jeffrey H. Long	Name:	Charles A. Rizzo
Title:	Chief Financial Officer	Title:	Chief Financial Officer

Appendix

Lifestyle Balanced Portfolio

Lifestyle Conservative Portfolio

Lifestyle Moderate Portfolio

The Adviser voluntarily agrees to reduce its advisory fee that would be payable by each Fund listed above (after giving effect to asset-based breakpoints) by 0.005% of the fund’s average daily net assets. This voluntary management fee waiver may be terminated at any time by the Adviser upon notice to the Trust.

Lifestyle Growth Portfolio

The Adviser contractually agrees to reduce its advisory fee that would be payable by each Fund listed above (after giving effect to asset-based breakpoints) by 0.005% of the fund’s average daily net assets. This waiver expires on April 30, 2022.

Lifestyle Balanced Portfolio

Lifestyle Conservative Portfolio

Lifestyle Growth Portfolio

Lifestyle Moderate Portfolio

The Adviser contractually agrees until April 30, 2023 to reimburse Expenses of each class of shares of the Funds listed below so that Expenses for a class of shares do not exceed the Expense Limit set forth below. Expenses include all expenses of the Fund attributable to the class except: (a) advisory fees, (b) Rule 12b-1 fees, (c) taxes, (d) portfolio brokerage commissions, (e) interest, (f) underlying fund expenses, (g) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the business of the Trust and (h) short dividends.

Fund	(Expense Limit (as a percentage of the Average Annual Net Assets of the class of shares)

Lifestyle Balanced Portfolio	0.04%
Lifestyle Conservative Portfolio	0.04%
Lifestyle Growth Portfolio	0.04%
Lifestyle Moderate Portfolio	0.04%

This expense limit expires on April 30, 2023 unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

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Managed Volatility Balanced Portfolio

Managed Volatility Conservative Portfolio

Managed Volatility Growth Portfolio

Managed Volatility Moderate Portfolio

The Adviser voluntarily agrees to reduce the advisory fee that would be payable by each series of the Trust listed below (after giving effect to asset-based breakpoints) by 0.010% of the Fund’s average daily net assets.

Managed Volatility Balanced Portfolio

Managed Volatility Conservative Portfolio

Managed Volatility Growth Portfolio

Managed Volatility Moderate Portfolio

This voluntary advisory fee waiver may be terminated at any time by the Adviser upon notice to the Trust.

Small Cap Opportunities Trust

The Adviser contractually agrees until April 30, 2023 to waive its advisory fee for the Fund listed above so that the amount retained by the Adviser after payment of the subadvisory fee does not exceed 0.45% of the Fund’s average daily net assets.

This advisory fee waiver expires on April 30, 2023 unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Strategic Equity Allocation Trust

The Adviser voluntarily agrees to waive its advisory fee for the Strategic Equity Allocation Trust so that the amount retained by the Adviser after payment of the subadvisory fee does not exceed 0.45% of the Fund’s average daily net assets. This voluntary management fee waiver may be terminated at any time by the Adviser upon notice to the Trust.

Money Market Trust

The Adviser and its affiliates have voluntarily agreed to waive a portion of their fees (including, but not limited to, Rule 12b-1 fees) and/or reimburse certain expenses to the extent necessary to assist the fund in attempting to achieve a positive yield. These fee waivers and/or expense reimbursements are voluntary and may be amended or terminated at any time by the Adviser on notice to the Trust.

500 Index Trust

International Equity Index Trust

Money Market Trust

Total Bond Market Trust

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The Adviser contractually agrees until April 30, 2023 to reimburse Expenses of each class of the Funds listed below so that the Expenses for each class of the Fund do not exceed the amounts listed below. Expenses of the Fund attributable to the class include all expenses of the Fund including advisory fees but excluding: (a) taxes, (b) portfolio brokerage commissions, (c) interest, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the business of the Trust, (e) short dividends, (f) acquired fund fees and (g) Rule 12b-1 fees.

Fund	Expense Limit (as a percentage of Average Daily Net Assets of the Fund)

500 Index Trust	0.25%
International Equity Index Trust	0.34%
Money Market Trust	0.28%
Total Bond Market Trust	0.25%

Each expense reimbursement expires on April 30, 2023 unless renewed by mutual agreement of the Fund and the Adviser based upon a determination that this is appropriate under the circumstances at that time. This expense reimbursement supercedes all prior agreements by the Adviser to reimburse expenses of the Funds.

T. Rowe Price Subadvised Funds

The Adviser has voluntarily agreed to reduce the management fee for each of the following funds subadvised by T. Rowe Price Associates, Inc. (“T. Rowe Price”) by the amount that the subadvisory fee for the Fund is reduced by T. Rowe Price pursuant to the T. Rowe Price Amended and Restated Group Fee Waiver dated May 1, 2009.

Blue Chip Growth Trust

Capital Appreciation Value Trust

Equity Income Trust

Health Sciences Trust

Mid Value Trust

Science & Technology Trust

Small Company Value Trust

This voluntary expense reimbursement will continue in effect until terminated at any time by the Adviser on notice to the Trust.

Real Estate Securities Trust

This voluntary expense reimbursement will continue in effect until terminated at any time by the Adviser on notice to the Trust.

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Managed Volatility Balanced Portfolio

Managed Volatility Conservative Portfolio

Managed Volatility Growth Portfolio

Managed Volatility Moderate Portfolio

(the “Managed Volatility Portfolios”)

The Adviser voluntarily agrees to waive its advisory fee for each Managed Volatility Portfolio so that the aggregate advisory fee retained by the Adviser with respect to both the Managed Volatility Portfolio and its underlying investments (after payment of subadvisory fees) does not exceed 0.50% of the Managed Volatility Portfolio’s first $7.5 billion of average daily net assets and 0.49% of the Managed Volatility Portfolio’s average daily net assets in excess of $7.5 billion. The Adviser may terminate this voluntary waiver at any time as to a Managed Volatility Portfolio upon notice to such Managed Volatility Portfolio.

Lifestyle Balanced Portfolio

Lifestyle Conservative Portfolio

Lifestyle Growth Portfolio

Lifestyle Moderate Portfolio

The Adviser voluntarily agrees to waive its advisory fee for each Lifestyle Portfolio so that the aggregate advisory fee retained by the Adviser with respect to both the Lifestyle Portfolio and its underlying investments (after payment of subadvisory fees) does not exceed 0.50% of the Lifestyle Portfolios’ first $7.5 billion of average daily net assets and 0.49% of the Lifestyle Portfolios’ average daily net assets in excess of $7.5 billion. The Adviser may terminate this voluntary waiver at any time as to a Lifestyle Portfolio upon notice to such Lifestyle Portfolio.

Lifecycle Portfolios

The Adviser voluntarily agrees to waive its advisory fee for each Lifecycle Portfolio (each a “Fund”) so that the aggregate advisory fee retained by the Adviser with respect to both the Fund and its underlying investments (after payment of subadvisory fees) does not exceed 0.51% of the Fund’s first $7.5 billion of average daily net assets and 0.50% of the Fund’s average daily net assets in excess of $7.5 billion. The Adviser may terminate this voluntary waiver as to a Lifecycle Portfolio at any time upon notice to such Lifecycle Portfolio.

Mid Cap Index Trust

The Adviser contractually agrees until April 30, 2023 to reduce its advisory fee that would be payable by the Mid Cap Index Trust (after giving effect to asset-based breakpoints) by 0.10% of the fund’s average daily net assets.

This advisory fee waiver expires on April 30, 2023 unless renewed by mutual agreement of the Mid Cap Index Trust and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

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Small Cap Index Trust

The Adviser contractually agrees until April 30, 2023 to reduce its advisory fee that would be payable by the Small Cap Index Trust (after giving effect to asset-based breakpoints) by 0.05% of the fund’s average daily net assets.

This advisory fee waiver expires on April 30, 2023 unless renewed by mutual agreement of the Small Cap Index Trust and the Adviser based upon a determination that this is appropriate under the circumstances at that time.

Ultra Short Term Bond Trust

The Adviser voluntarily agrees to reduce the advisory fee that would be payable by Ultra Short Term Bond Trust (after giving effect to asset-based breakpoints) by 0.06% of the Fund’s average daily net assets.

This voluntary advisory fee waiver may be terminated at any time by the Adviser upon notice to the Trust.

Fundamental Large Cap Value Trust

The Adviser voluntarily agrees to reduce the advisory fee that would be payable by Fundamental Large Cap Value Trust (after giving effect to asset-based breakpoints) by 0.003% of the Fund’s average daily net assets.

This voluntary advisory fee waiver may be terminated at any time by the Adviser upon notice to the Trust.

Science & Technology Trust

The Adviser voluntarily agrees to waive its advisory fee for the Science & Technology Trust so that the amount retained by the Adviser after payment of the subadvisory fee does not exceed 0.45% of the Fund’s average daily net assets. This voluntary management fee waiver may be terminated at any time by the Adviser upon notice to the Trust.

Total Stock Market Index Trust

The Adviser voluntarily agrees to reduce the advisory fee that would be payable by the Total Stock Market Index Trust (after giving effect to asset-based breakpoints) by 0.07% of the Fund’s average daily net assets.

This voluntary advisory fee waiver may be terminated at any time by the Adviser upon notice to the Trust.

Select Bond Trust

The Adviser voluntarily agrees to reduce the advisory fee that would be payable by the Select Bond Trust (after giving effect to asset-based breakpoints) by 0.02% of the Fund’s average daily net assets. This voluntary advisory fee waiver may be terminated at any time by the Adviser upon notice to the Trust.

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In addition, the Adviser voluntarily agrees to waive and/or reimburse all class specific expenses for the share classes of the Trust listed below, to the extent they exceed the amount of average daily net assets (on an annualized basis) attributable to the classes set forth:

Select Bond Trust Series I: 0.04%

Select Bond Trust Series II: 0.24%

This voluntary class specific waiver may be terminated at any time by the Adviser upon notice to the Trust.

Opportunistic Fixed Income Trust (formerly, Global Bond Trust)

The Adviser voluntarily agrees to reduce the advisory fee that would be payable by the Opportunistic Fixed Income Trust (after giving effect to asset-based breakpoints) by 0.02% of the Fund’s average daily net assets. This voluntary advisory fee waiver may be terminated at any time by the Adviser upon notice to the Trust.

Funds Listed in Attachment A

The Adviser voluntarily agrees to reduce its management fee for the Fund, or if necessary make payment to the Fund, in an amount equal to the amount by which the “Expenses” of the Fund exceed the percentage of average daily net assets (on an annualized basis) of the Fund listed in Attachment A. “Expenses” means all the expenses of the Fund, excluding (a) taxes, (b) brokerage commissions, (c) interest expense, (d) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund’s business (e) advisory fee, (f) 12b-1 fee, (g) underlying fund expenses and, in the case of a feeder fund, the expenses of the master fund, and (h) short dividends. This voluntary expense reimbursement will continue in effect until terminated at any time by the Adviser on notice to the Trust.

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Attachment A

Platform	Fund	Fund Name	Cap %	Effective Date	Expiration Date
JHVIT	675C	JHVIT Active Bond Trust	0.150%	10/1/2009	Voluntary
JHVIT	2CIP	JHVIT American Asset Allocation Trust	0.100%	5/1/2010	Voluntary
JHVIT	2CIJ	JHVIT American Global Growth Trust	0.100%	5/1/2010	Voluntary
JHVIT	2A19	JHVIT American Growth Trust	0.100%	10/1/2009	Voluntary
JHVIT	2A21	JHVIT American Growth - Income Trust	0.100%	10/1/2009	Voluntary
JHVIT	2A20	JHVIT American International Trust	0.100%	10/1/2009	Voluntary
JHVIT	2C25	JHVIT Blue Chip Growth Trust	0.200%	10/1/2009	Voluntary
JHVIT	2C75	JHVIT Capital Appreciation Trust	0.200%	10/1/2009	Voluntary
JHVIT	2CKR	JHVIT Capital Appreciation Value Trust	0.200%	10/1/2009	Voluntary
JHVIT	2A39	JHVIT Core Bond Trust	0.150%	10/1/2009	Voluntary
JHVIT	3369	JHVIT Disciplined Value International Trust (formerly, JHVIT International Value Trust)	0.250%	10/1/2009	Voluntary
JHVIT	3363	JHVIT Emerging Markets Value Trust	0.250%	10/1/2009	Voluntary
JHVIT	2C26	JHVIT Equity Income Trust	0.200%	10/1/2009	Voluntary
JHVIT	2C78	JHVIT Financial Industries Trust	0.200%	10/1/2009	Voluntary
JHVIT	2A17	JHVIT Fundamental All Cap Core Trust	0.200%	10/1/2009	Voluntary
JHVIT	2A28	JHVIT Fundamental Large Cap Value Trust	0.200%	10/1/2009	Voluntary
JHVIT	3368	JHVIT Global Equity Trust (formerly, JHVIT Global Trust)	0.250%	5/1/2010	Voluntary
JHVIT	2C77	JHVIT Health Sciences Trust	0.200%	10/1/2009	Voluntary
JHVIT	2C46	JHVIT High Yield Trust	0.150%	10/1/2009	Voluntary
JHVIT	3364	JHVIT International Small Company Trust	0.250%	10/1/2009	Voluntary
JHVIT	2C03	JHVIT Investment Quality Bond Trust	0.150%	10/1/2009	Voluntary
JHVIT	2C49	JHVIT Managed Volatility Balanced Portfolio	0.100%	10/1/2009	Voluntary
JHVIT	2C47	JHVIT Managed Volatility Conservative Portfolio	0.100%	10/1/2009	Voluntary
JHVIT	2C50	JHVIT Managed Volatility Growth Portfolio	0.100%	10/1/2009	Voluntary
JHVIT	2C48	JHVIT Managed Volatility Moderate Portfolio	0.100%	10/1/2009	Voluntary
JHVIT	2C71	JHVIT Mid Cap Index Trust	0.075%	11/1/2009	Voluntary
JHVIT	2C62	JHVIT Mid Cap Growth Trust (formerly, JHVIT Mid Cap Stock Trust)	0.200%	10/1/2009	Voluntary
JHVIT	6743	JHVIT Mid Value Trust	0.200%	10/1/2009	Voluntary
JHVIT	2C01	JHVIT Money Market Trust	0.150%	10/1/2009	Voluntary
JHVIT	2C32	JHVIT Opportunistic Fixed Income Trust (formerly, JHVIT Global Bond Trust)	0.150%	10/1/2009	Voluntary
JHVIT	2A04	JHVIT Real Estate Securities Trust	0.200%	10/1/2009	Voluntary
JHVIT	2DBK	JHVIT Science and Technology Trust	0.200%	10/1/2009	Voluntary
JHVIT	2Y31	JHVIT Select Bond Trust	0.150%	11/1/2009	Voluntary
JHVIT	2Y13	JHVIT Short Term Government Income Trust	0.150%	1/1/2009	Voluntary
JHVIT	2C70	JHVIT Small Cap Index Trust	0.075%	11/1/2009	Voluntary
JHVIT	2ACK	JHVIT Small Cap Opportunities Trust	0.200%	10/1/2009	Voluntary
JHVIT	6724	JHVIT Small Cap Stock Trust	0.200%	10/1/2009	Voluntary
JHVIT	6753	JHVIT Small Cap Value Trust	0.200%	10/1/2009	Voluntary
JHVIT	2C52	JHVIT Small Company Value Trust	0.200%	10/1/2009	Voluntary
JHVIT	2X1C	JHVIT Strategic Equity Allocation Trust	0.200%	3/26/2012	Voluntary
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JHVIT	2A29	JHVIT Strategic Income Opportunities Trust	0.150%	10/1/2009	Voluntary
JHVIT	2C72	JHVIT Total Stock Market Index Trust	0.075%	11/1/2009	Voluntary
JHVIT	2Y50	JHVIT Ultra Short Term Bond Trust	0.150%	7/28/2010	Voluntary
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